Exhibit 10.3

Second Amendment

To

Amended and Restated Employment Agreement

This SECOND AMENDMENT (this “Second Amendment”), effective as of May 10, 2017, amends that certain Amended and Restated Employment Agreement, dated as of July 1, 2007 (the “Agreement”), as previously amended by that First Amendment dated December 15, 2008, by and between Entercom Communications Corp., a Pennsylvania corporation (“Employer” or the “Company”) and Joseph M. Field (“Executive”).

A  G  R  E  E  M  E  N  T

NOW, THEREFORE, in consideration of the premises, the mutual promises hereinafter set forth, and other good and valuable consideration had and received, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Amendments.

a.    Sections 4.1 & 4.3 of the Agreement are hereby amended by striking the phrase “three (3) times” in the first sentence of each section.

2.    Effect of Amendment. Except as expressly modified and amended herein, all of the terms, conditions and provisions of the Agreement shall remain in full force and effect and unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

“EXECUTIVE”

/Joseph M. Field/		5/10/2017
Joseph M. Field		Date

“EMPLOYER”

Entercom Communications Corp., a Pennsylvania corporation

By:	/Andrew P. Sutor, IV	5/10/2017
	Andrew P. Sutor, IV	Date
Senior Vice President, General
Counsel and Secretary